EX 32.2 SECTION 906 CFO CERTIFICATIONS

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of AIMS™ Worldwide, Inc. a Nevada corporation (the “Company”), on Form 10-QSB for the quarterly period ending June 30, 2007 as filed with the Securities and Exchange Commission (the “Report”), I, Patrick J. Summers, Chief Financial Officer of the Company, certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350), that to my knowledge:

(1)

The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(2)

The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Patrick J. Summers

Patrick J. Summers / August 17, 2007

Chief Financial Officer